SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                            ------------------------


                                   FORM 8-K/A
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 18, 1999


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                           Blount International, Inc.

             (Exact name of registrant as specified in its charter)


           Delaware                 001-11549               63-0780521
        (State or other         (Commission File         (I.R.S. Employer
        jurisdiction of              Number)              Identification
        incorporation)                                        Number)


          4520 Executive Park Drive                         36116-1602
             Montgomery, Alabama                            (Zip Code)
   (Address of principal executive offices)


                                 (334) 244-4000
              (Registrant's telephone number, including area code)
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This Form 8-K/A amends the Form 8-K filing made on April 20, 1999.
Item 5.  Other Events.

Blount International, Inc. ("Blount") and Red Dog Acquisition, Corp. ("Newco"), a newly formed corporation wholly owned by Lehman Brothers Merchant Banking Partners II L.P. ("Lehman Brothers Merchant Banking Partnership"), have entered into an Agreement and Plan of Merger and Recapitalization dated as of April 18, 1999 (the "Merger Agreement"), which provides for the merger of Newco with and into Blount (the "Merger"). Upon completion of the transaction, Lehman Brothers Merchant Banking Partnership will be the majority owner of Blount. The total value of the transaction, including equity and debt, is approximately $1.35 billion. The Merger Agreement is filed herewith as Exhibit 2 and is incorporated by reference herein.

The Merger Agreement provides that the owner of each outstanding share of Blount Class A Common Stock, par value $0.01 per share, or Blount Class B Common Stock, par value $0.01 per share (collectively, the "Blount Common Stock"), can elect in the Merger to receive for each share of Blount Common Stock either $30 in cash or two shares of the common stock of Blount following the Merger (the "New Stock"). This election is subject to proration so that upon consummation of the Merger, 1,483,333 shares of Blount Common Stock (representing approximately 4% of the currently outstanding shares) held by existing shareholders will be converted into 2,966,666 shares of New Stock (representing approximately 10% of the New Stock following the Merger) with the balance of the Blount Common Stock exchanged for cash. Following the Merger, Lehman Brothers Merchant Banking Partnership and its affiliates and current management of Blount are expected to own approximately 90% of the outstanding New Stock. The Merger Agreement also provides for dissenters rights for shareholders who do not approve the Merger Agreement.

The Merger Agreement includes provisions prohibiting Blount from actively soliciting another takeover proposal, and provides for the payment of certain fees to Lehman Brothers Merchant Banking Partnership in the event of termination of the Merger Agreement under certain circumstances. The Merger is subject to certain conditions, including the completion of financing, the approval of Blount's shareholders and the expiration of antitrust regulatory waiting periods.

Concurrently with the execution of the Merger Agreement, The Blount Holding Company, L.P. (the "Blount Partnership"), which holds Blount Common Stock having approximately 63% of the voting power of all Blount Common Stock, entered into a Stockholder Agreement with Newco (the "Stockholder Agreement"), which is filed herewith as Exhibit 9. Pursuant to the Stockholder Agreement, the Blount Partnership has, among other things, agreed to vote its shares of the Blount Common Stock in favor of the adoption of the Merger Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         Of which only the following exhibits are being filed at this time:
(c)  Exhibits.
     Exhibit No.     Description
         2           Agreement and Plan of Merger and Recapitalization between
                     Red Dog Acquisition, Corp. and Blount International, Inc., dated as of April 18, 1999.

         9 Stockholder Agreement, dated as of April 18, 1999, between Red Dog Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership, and The Blount Holding Company, L.P., a Delaware limited partnership.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BLOUNT INTERNATIONAL, INC.


                                    By:  /s/ Harold E. Layman
                                         --------------------------------------
                                         Harold E. Layman
                                         Executive Vice President - Finance
                                         Operations and Chief Financial Officer


Date:  April 27, 1999
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